EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ampco-Pittsburgh Corporation

Carnegie, Pennsylvania

We consent to the incorporation by reference in Registration Statement No. 333-239446 on Form S-1, Registration Statement No. 333-222626 on Form S-3 and Registration Statements Nos. 333-174269 and 333-211242 on Form S-8 of our reports dated March 16, 2020, relating to the financial statements of Ampco-Pittsburgh Corporation, appearing in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

March 26, 2021